                                                                    EXHIBIT 25.3

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                ______________

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

      A National Banking Association                    36-0899825
                                                     (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois             60670-0126
 (Address of principal executive offices)               (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                                _______________

                             WEC CAPITAL TRUST II
        (Exact name of obligors as specified in their trust agreements)



                Delaware                           (To be applied for)
    (State or other jurisdiction of                 (I.R.S. employer
     incorporation or organization)              identification number)

    c/o Wisconsin Energy Corporation
        231 West Michigan Street
             P. O. Box 2949
          Milwaukee, Wisconsin                            53201
(Address of principal executive offices)               (Zip Code)

                 Preferred Securities of WEC Capital Trust II
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of February, 1999.


               The First National Bank of Chicago,
               Trustee

               By /s/ Sandra L. Caruba
                  ___________________________________________
                  Sandra L. Caruba
                  Vice President





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         February 18, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of WEC Capital Trust II, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         The First National Bank of Chicago



                         By: /s/ Sandra L. Caruba
                              ______________________________________
                              Sandra L. Caruba
                              Vice President

                                     EXHIBIT 7
Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                     Page RC-1
City, State  Zip:        Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                  Dollar Amounts in thousands  C400
                                                                                                  RCFD       BIL MIL THOU      ----
                                                                                                  ----       ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):...                  RCFD
     a. Noninterest-bearing balances and currency and  coin(1)..................                  0081       4,898,646         1.a
     b. Interest-bearing balances(2)............................................                  0071       4,612,143         1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)..............                  1754       0                 2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)............                  1773       9,817,318         2.b
3.   Federal funds sold and securities purchased under agreements to resell.....                  1350       6,071,229         3.
4.   Loans and lease financing receivables:.....................................                  RCFD
     a. Loans and leases, net of unearned income (from Schedule RC-C)...........                  2122      26,327,215         4.a
     b. LESS: Allowance for loan and lease losses...............................                  3123         412,850         4.b
     c. LESS: Allocated transfer risk reserve...................................                  3128               0         4.c
     d. Loans and leases, net of unearned income, allowance, and reserve........         RCFD
        (item 4.a minus 4.b and 4.c)............................................                  2125      25,914,365         4.d
5.   Trading assets (from Schedule RD-D)........................................                  3545       6,924,064         5.
6.   Premises and fixed assets (including capitalized leases)...................                  2145         731,747         6.
7.   Other real estate owned (from Schedule RC-M)...............................                  2150           6,424         7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M).......................................................                  2130         153,385         8.
9.   Customers' liability to this bank on acceptances outstanding...............                  2155         352,324         9.
10.  Intangible assets (from Schedule RC-M).....................................                  2143         295,823        10.
11.  Other assets (from Schedule RC-F)..........................................                  2160       2,193,803        11.
12.  Total assets (sum of items 1 through 11)...................................                  2170      61,971,271        12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago       Call Date:  09/30/98 ST-BK:                 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                                              Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Schedule RC-Continued

                                                                                             Dollar Amounts in
                                                                                                 Thousands
                                                                                                 ---------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C..................          RCON
         from Schedule RC-E, part 1)............................................          2200          20,965,124     13.a
         (1) Noninterest-bearing(1).............................................          6631           9,191,662     13.a1
         (2) Interest-bearing...................................................          6636          11,773,462     13.a2

     b.  In foreign offices, Edge and Agreement subsidiaries, and...............          RCFN
         IBFs (from Schedule RC-E, part II).....................................          2200          15,912,956     13.b
         (1) Noninterest bearing................................................          6631             475,182     13.b1
         (2) Interest-bearing...................................................          6636          15,437,774     13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:.............................................................          RCFD 2800      4,245,925     14
15.  a. Demand notes issued to the U.S. Treasury................................          RCON 2840        359,381     15.a
     b. Trading Liabilities(from Schedule RC-D)................................          RCFD 3548      5,614,049     15.b
16.  Other borrowed money:......................................................          RCFD
     a. With original maturity of one year or less..............................          2332           4,603,402     16.a
     b. With original  maturity of more than one year...........................          A547             328,001     16.b
     c.  With original maturity of more than three years........................          A548             324,984     16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding....................          2920             352,324     18.
19.  Subordinated notes and debentures..........................................          3200           2,400,000     19.
20.  Other liabilities (from Schedule RC-G).....................................          2930           1,833,935     20.
21.  Total liabilities (sum of items 13 through 20).............................          2948          56,940,081     21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..............................          3838                   0     23.
24.  Common stock...............................................................          3230             200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)...................          3839           3,192,857     25.
26.  a. Undivided profits and capital reserves..................................          3632           1,614,511     26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................................          8434              27,815     26.b
27.  Cumulative foreign currency translation adjustments........................          3284              (4,851)    27.
28.  Total equity capital (sum of items 23 through 27)..........................          3210           5,031,190     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)......................................          3300          61,971,271     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996.................................................RCFD 6724..

---------------
N/A                      Number
---------------          M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.